MEGOLA
Environmental Solutions

**CERTIFICATE OF CORPORATE RESOLUTION**

AUTHORIZING STOCK CONVERSION

I, Joel Gardner, President of Megola Inc., organized and existing under the laws of the State of Nevada and having its principal place of business at 704 Mara St., Suite 111, Point Edward, ON Canada, hereby certify that the following is a true copy of a resolution adopted by the Board of Directors of the Corporation at a meeting convened and held on September 10, 2010 at which a quorum was present and voting throughout and that such resolution is now in full force and effect and is in accordance with the provisions of the charter and by-laws of the Corporation.

> RESOLVED: That the Corporation has approved the conversion, through TD Ameritrade Clearing Inc. of 1,000,000 Common Shares of Megola Inc., (MGON) back to 40,000 shares of Megola Inc. Series A Preferred Stock in the name of [redacted]
>
> RESOLVED FURTHER: That the Directors signed below are hereby authorized and directed to certify to any interested party that this resolution has been duly adopted, is in full force and effect, and is in accordance with the provisions of the charter and by-laws of the Corporation.

I further certify that this Corporation is duly organized and existing, and has the power to take the action

called for by the foregoing resolution.

DIRECTORS

Joel Gardner, President — Date: Sept 10/10

Daniel Gardner, Treasurer — Date: Sept 10/2010

Darryl Germain, Director — Date: SEPT. 10/10.

Witness my hand seal of this corporation on this 10 day of SEPT. (month), 2010 (year)

MEGOLA INC. CORPORATE SEAL Since 2003 Nevada Corporation

704 Mara St. • Suite 111 • Point Edward • Ontario • N7V 1X4 • tel: (519) 336-0628 • fax: (519) 336-0625 • toll free: 1-888-558-6389